Conference Call Transcript
DKS — Q4 2006 Dick’s Sporting Goods, Inc. Earnings Conference Call
Event Date/Time: Mar. 13. 2007 / 10:00AM ET

Operator
Good day, ladies and gentlemen, and welcome to the Q4 2006 Dick’s Sporting Goods Incorporated earnings conference call. My name is Mike and I’ll be your operator today. At this time all participants are in listen-only mode. We will conduct a question-and-answer session at the end of the presentation.
[OPERATOR INSTRUCTIONS] As a reminder, ladies and gentlemen, this conference is being recorded for replay purposes.
I would now like to turn the presentation over to your host for today’s call, Dennis Magulick, Director of Investor Relations. Sir, please proceed.

Dennis Magulick - Dick’s Sporting Goods, Inc. — Director of Investor Relations
Good morning. And thank you for good morning to everyone participating in today’s conference call to discuss the fourth quarter financial results for Dick’s Sporting Goods.
Please note that a rebroadcast of today’s call will be archived on the Investor Relations portion of our website located at dickssportinggoods.com, for approximately 30 days. As addition as detailed in our press release a dial-in replay will also be available for approximately 30 days.
In order for us to take advantage of Safe Harbor rules, I would like to remind you any projections or statements made today reflect our current views with respect to future events and financial performance. There’s no insurance that such events will occur or that any projections will be achieved. Our actual results could differ materially from any projections due to various risk factors, which are described from time to time in our periodic reports with the SEC.
Leading our call today will be Ed Stack, Chairman and CEO. Ed will discuss our fourth quarter financial and operating results, provide an update on our acquisition of Golf Galaxy and review the guidance contained in our press release. Also joining us this morning are Bill Colombo, President and Chief Operating Officer, and Mike Hines, Executive Vice President and Chief Financial Officer, who will be reviewing in more detail our financial results. I’d now like to turn the call over to Ed Stack.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Thank you, Dennis.
We are pleased to report the results of our fourth — our fourth quarter, a quarter in which we again delivered earnings in excess of our guidance. This quarter we’re reporting net income of $67.7 million or $1.20 per diluted share as compared to our guidance of $1.13 to $1.16 per share and $0.94 last year, which is at a pro forma basis adjusted to include stock option expense. Total sales for the quarter increased 21% to over $1 billion, representing our company’s first $1 billion sales quarter.
Comp store sales increased 2%. During the quarter we saw favorable results across a number of our businesses, including men’s and women’s athletic apparel, athletic and other footwear categories, and The Lodge. Our license business was positively impacted by the Indianapolis Colts and Chicago Bears Super Bowl runs.
Also we benefited from the 53rd week in fiscal 2006. These gains were partially offset by some cold weather categories, boots, and exercise.
Private label sales represented 13.2% of sales in the fourth quarter versus 11.7% last year. For the year private label grew to 141. — 14.1% of sales versus 11.9% last year.

On February 13, 2007, we announced the completion of our acquisition of Golf Galaxy. Golf Galaxy offers a differentiated retail concept that complements our existing business within the golf retail industry, enhancing our ability to service our golf customers and further distinguishing us in the marketplace as the nation’s number one premium golf retailer. Golf Galaxy offers the earnings growth potential of a best-in-class specialty retailer, complimenting our existing Dick’s Sporting Goods business.
Co-founders Randy Zanatta and Greg Maanum and their team who built Golf Galaxy into a specialty golf retailer, will continue to operate and grow the chain under the Golf Galaxy name from their headquarters in Minneapolis. We’re excited for the entire Golf Galaxy team to be joining us. We expect the addition of Golf Galaxy to be moderately accretive in 2007, with buying synergies and public company expense savings being partially offset by interest expense on the incremental borrowings to fund the deal, and compensation expense of $0.04 associated with stock options and restricted stock grants.
We are providing our initial guidance for 2007, which includes the impact of Golf Galaxy. For the year, we are providing guidance for earnings per share of approximately $2.37 to $2.40 a share. This represents an increase of approximately 18% versus 2006, which was an increase of approximately 35% from the prior year.
We expect comp store sales to increase approximately 2% at the Dick stores. We expect to open 45 new Dick stores and 17 new Golf Galaxy stores in 2007. For the first quarter of 2007, we expect to earn $0.35 to $0.38 per diluted share. This compares to $0.21 in 2006, which included $0.04 in expenses for a store we relocated in Orange, Connecticut.
We’re expecting comp store sales at Dick’s to increase approximately 4% to 6% or approximately 3% for the shifted retail calendar. There is a significant shift in the 2007 retail calendar resulting from the 53rd week in fiscal 2006. While there is no net effect or total results, our comp sales and earnings are positively impacted in quarters one and two and will be offset in quarters three and four.
I would like to congratulate our associates for another outstanding year in 2006 and look forward to continuing this momentum in 2007.
At this time I’d like to turn the call over to Mike.

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
Thanks, Ed.
Sales for the quarter increased 21% to over $1 billion with a comp store sales gain of 2%. Gross profit was $320 million, increasing 86 basis points to 31% of sales. This increase was due to expanded merchandising margins and the leveraging of store occupancy, freight, and distribution expenses. SG&A expenses of $204 million were 19.9% of sales and 10 basis points lower than last year’s fourth quarter when adjusted for $5.5 million of stock option expense.
Operating income increased $27 million or 31% to $115 million this year. As a percentage of sales, operating income increased 89 basis points. Last year’s pro forma results were adjusted to include stock option expense of $5.5 million. Net income for the quarter increased 33% to $68 million as compared to $51 million last year after adjusting to include stock option expense.
For the year, net income increased 39% to $113 million and earnings per share increased 35% to $2.03, as compared to prior-year results, which are adjusted to exclude merger, integration, and store-closing costs, gain on sale of investment, and include stock option expense.
On a GAAP basis, net income increased to $113 million and earnings per share increased to $2.03, as compared to $73 million or $1.35 last year, which included $38 million pretax merger integration costs and a $1.8 million pretax gain on sale of investment and excludes stock option expense.
All of this is detailed in schedules supporting the press release.
Moving to the balance sheet, we ended the year with $641 million of inventory as compared to $536 million last year. Inventory per square foot was 4.9% higher than at the end of the fourth quarter last year. Inventory per square foot is down versus the same week last year after adjusting for the 53rd week in fiscal 2006.

We ended the year with no outstanding borrowings on our $350 million line of credit. In 2006, our average borrowings for the year decreased $66 million or 63%. In February of ‘07, we funded the $226 million acquisition of Golf Galaxy using cash on hand and available borrowings.
Net capital expenditures in 2006 were $95 million. We expect net consolidated capital expenditures in 2007 to be approximately $115 million.
At this point, operator, I’d like to open it up for questions.

Operator
Thank you, sir. [OPERATOR INSTRUCTIONS] The first question comes from the line of Sean McGowan with Webush Morgan. Please proceed.

Sean McGowan - Wedbush Morgan Securities, Inc. — Analyst
Hi. A couple of questions. I think they’re quickies. Could you give us a sense of how Golf Galaxy ended the — in the January period on sales?
Second, any — could you give us a little bit more color on the accretion you expect from Golf Galaxy? And finally, an update on the CFO search? Thank you.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Sure. Golf Galaxy sales were relatively flat for the year. From an earnings standpoint, we’re still — their year was to close in February, so we’re still in the process of having them close their books.
The accretion we expect this year is approximately $0.02 to — for Golf Galaxy and the CFO search has been completed. We haven’t announced anything — haven’t announced it yet, but should announce it in the next 10 days to two weeks.

Sean McGowan - Wedbush Morgan Securities, Inc. — Analyst
Okay. If I could follow up on that accretion question. Just trying to get a sense of the timing how earnings might be affected by the acquisition. I mean, looks like in your guidance you’re looking for a $0.37 increase on the year and a good chunk coming in the first quarter. Can you talk about how that’s affected by the acquisition?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Minimally. That’s — that’s a minimal accretion in the first quarter. What’s really happening, as I said in the script, that the calendar shift of the 53rd week has the net affect of being positive for us in the first and second quarter and somewhat negative for us in the third and fourth quarter.

Sean McGowan - Wedbush Morgan Securities, Inc. — Analyst
Okay, got it. Thank you.

Operator
And the next question comes from the line of Dan Wewer with Raymond James. Please proceed.

Dan Wewer - Raymond James & Associates — Analyst
Thanks. Ed, during Under Armour’s conference call, they discussed the plan of opening concept stores inside of Dick’s, and related to that they had indicated that they were expected to be providing fewer volume discounts to help — help regulate this new fixturing. I was wondering to see if you could give us some insight as to how many of these concept stores will actually open in your stores this year. How this might impact the margin and expense rate that you report because of this relationship with Under Armour?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
We’re still working through how many of these we will have in the store, but it should be — it’ll be a meaningful amount. This year — like I say, it’ll be a meaningful amount. It’ll be enough to move the needle. We haven’t finalized on a number yet, but as far as the margin rates, it will have no negative impact on our margin rates associated with Under Armour.

Dan Wewer - Raymond James & Associates — Analyst
Even if they’re providing fewer volume rebates than they had in the past?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Well, they may be — they may be doing that with some other retailers, they’re not doing that with us.

Dan Wewer - Raymond James & Associates — Analyst
Oh, I see. Okay.
Then just one other question going back to Golf Galaxy. Recognize that it’s accretive to the earnings per share, but when you look at the $226 million relative to the return on invested capital, looks like it’s going to lag the company average. Just kind of curious from your perspective, is it important those type of investments be accretive to your return on capital, or is really just the bench work that it’s accretive to earnings?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Right now we think it’s important that it’s accretive to earnings and cements our relationships with vendors and cements us as the premier retailer of golf in the United States. And although it will have — it has a moderately accretive impact today, I think it will have a — more of an impact as we go forward.

Dan Wewer - Raymond James & Associates — Analyst
And one — just the final question I had on — when you look at the synergies, do you also look at opportunities to take things like Golf Works or Ralph Maltby into the Dick stores, or is it simply taking some of the Dick’s merchandising strength and adding it to the Golf Galaxy stores?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
There’s a combination of the two. We think the Maltby operation, Golf Works operation we think is — we’re extremely impressed with their operation and we expect to have them bring synergies and be helpful to us as we develop — continue to develop our private label golf program. They can do a lot of the design work that they were having done outside that we can now do inside the company.

Dan Wewer - Raymond James & Associates — Analyst
Okay, great. Thank you.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Sure.

Operator
And the next question comes from the line of Rick Nelson with Stephens. Please proceed.

Rick Nelson - Stephens, Inc. — Analyst
Thank you, good morning. Congratulations.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Thanks, Rick.

Rick Nelson - Stephens, Inc. — Analyst
Can you quantify the synergies that you expect from Golf Galaxy?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
As we indicated, it’s going to be moderately accretive, about $0.02 this year. We expect to get buying expense leverage and also the [expenses] associated with being a public company. We’re going to continue to run them as headquarters in Minneapolis with the staff that they had.
And that would be somewhat offset by the interest expense, which you can just kind of do the math and see what those synergies are. It was $226 million, apply our borrowing rate, and you can income with the savings and synergies.

Rick Nelson - Stephens, Inc. — Analyst
Thank you for that. Any charges expected with the merger at closing?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
No. We don’t expect it — we don’t expect anything meaningful in that regard.

Rick Nelson - Stephens, Inc. — Analyst
And how about debt levels at the end of the quarter and at the end of the year if you achieve your earnings targets?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Well, debt levels at the end of the year, we don’t expect to be in a borrowing mode.

Rick Nelson - Stephens, Inc. — Analyst
Good. And the early response to the new golf equipment, any comments there?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO

It’s been pretty good. The square drivers have done — square drivers and the high MOI drivers have done quite well and has the introduction of the new Titleist Pro V and Pro V-1X golf balls.

Rick Nelson - Stephens, Inc. — Analyst
Thank you.

Operator
And the next question comes from the line of Jason West with Deutsche Bank. Please proceed.

Jason West - Deutsche Bank — Analyst
Yes. Thanks a lot guys. I just want to follow up again on the calendar affect in the first half versus second half. Is there any way you can help us quantify what the impact in the first quarter is, maybe you can give us the organic growth rate you’re assuming in the first quarter, excluding the calendar affect?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
That would be if we neutralize the calendar shift, our comps would be approximately 3%.

Jason West - Deutsche Bank — Analyst
Any impact on any quantification what the earnings impact is?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
No, no. The reality is we need to kind of provide the guidance we provide and we’re all going to be stuck with this shifted calendar and trying to slice it up that way. We’re not running the business that way, so we haven’t gone through that exercise. You can make some assumptions as to flow through, if you choose to.

Jason West - Deutsche Bank — Analyst
Okay. And then can you help us walk through exactly — I’ve always been a little confused on the Capex guidance. I think you guys report about $190 million on the cash flow statement. Can you help us walk through exactly what the pieces are to get back to the $95 million for the year?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
The $190 million, it needs to be reduced by proceeds from financing activities, and we’ve also got some landlord allowances that makes — makes that a little bit more difficult, because some of the pieces are up above and receivables that are offset against those capital expenditures.

Jason West - Deutsche Bank — Analyst
Okay. So it’s not exactly straight forward, I guess, on the —

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
It’s not anymore. The new accounting pronouncements associated with lease accounting have made the accounting for landlord incentives much more complicated and therefore the cash flow, frankly, in my opinion, less meaningful. That’s why we call out that number so clearly for you.

Jason West - Deutsche Bank — Analyst
Okay, got you. On the last one, with the — some of the weakness in some of the cold weather-related product and the exercise, any inventory issues in any of that type of product? Any clearance expected in the first quarter? Obviously, your guidance is pretty strong there, but just wanted to get more color on that?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
That’s all included in the guidance in the first quarter. The last couple weeks of January and into February got cold and we liquidated — the team across all aspects of our team, merchandising, marketing, store operations really did a great job to liquidate this inventory, so we don’t have — we don’t have any issues. We actually have less cold weather merchandise on a per-store basis this year than we did last year at — at the end of February.

Jason West - Deutsche Bank — Analyst
Okay, great. That’s helpful. Thanks a lot, guys.

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
Sure.

Operator
And the next question comes from the line of Matthew Fassler with Goldman Sachs. Please proceed.

Matthew Fassler - Goldman Sachs — Analyst
Thanks a lot, and good morning. Just a couple follow-up questions. First of all, on the Golf Galaxy numbers, I believe you talked to a $0.04 number related to options and a couple of other items. Is that a number that should recur beyond 2007, or is that in essence a one-off — a one-off item?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
No, that’s — that’s the — that will be a recurring number. That’s the expense for ‘07.

Matthew Fassler - Goldman Sachs — Analyst
Okay. Okay. And Mike, do you have an overall ESO number for Dick’s for 2006, the year just ended, and perhaps guidance on that number for ‘07 as well?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
‘07, the — the aggregate dollar amount will be about $27 million versus a $24 million in ‘06.

Matthew Fassler - Goldman Sachs — Analyst
So up. And that $27 includes the Golf Galaxy?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
It does not.

Matthew Fassler - Goldman Sachs — Analyst
Okay. Got you. And just to refresh our memory on the cost of the funds you’re using to finance the acquisition?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
We’re at 200 basis points over LIBOR.

Matthew Fassler - Goldman Sachs — Analyst
Yes. Okay. And finally, on a go-forward basis, as you report numbers, just to make sure we don’t build any unrealistic models, do you expect to report Golf Galaxy sales separately, or whether will there be a single topline number.

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
We expect to report Golf Galaxy’s comps on a separate basis, but we won’t get into the operation of the business, but we’ll give you Dick’s comps, we’ll give you Golf Galaxy comps, and we’ll give you a combined comp.

Matthew Fassler - Goldman Sachs — Analyst
But no aggregate sales dollar number for Golf Galaxy?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
No.

Matthew Fassler - Goldman Sachs — Analyst
Okay. Thank you so much.

Operator
And the next question comes from the line of David McGee with SunTrust Robinson Humphrey. Please proceed.

David McGee - SunTrust Robinson Humphrey — Analyst
Yes. Hi. Good morning, good quarter.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Thank you.

David McGee - SunTrust Robinson Humphrey — Analyst

A couple of questions on the sales assumptions. I’m curious what your assumption would be for the ASP direction and apparel and footwear in ‘07. And what would be the benefit of that versus ‘06?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
I’m sorry, what’s the ASP?

David McGee - SunTrust Robinson Humphrey — Analyst
Yes, the average selling price products in the apparel and footwear sections?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
We don’t expect to see a meaningful difference. There was not — there wasn’t many price increases in apparel or footwear. We do think that there will be some upward tick in the average selling prices as Under Armour and a couple of people have brought out some higher-end apparel from a compression standpoint or a — a cold-gear type product that actually did very well this year that we put in a couple of stores and we’ll broaden that out. But I’m not sure there’s enough here to really move the needle. So I don’t see anything meaningfully different than we had this year.

David McGee - SunTrust Robinson Humphrey — Analyst
Thank you. And secondly, on the assumption for the 2% comp this year, are you assuming more of a cannibalization impact this year relative to last year?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
It’s relatively the same. It’s not meaningfully different. We did have a great run in the NFL playoffs that was very helpful where we had the Chicago Bears and the Indianapolis Colts.
We can’t count on that again for next year. We don’t know who will be in there. There’s a couple issues like that that you just — you can’t count on.

David McGee - SunTrust Robinson Humphrey — Analyst
Great. Thanks a lot.

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
Sure.

Operator
And the next question comes from the line of Hardy Bowen with Arnhold & Bleichroeder. Please proceed.

Hardy Bowen - Arnhold & Bleichroeder — Analyst
Yes. Ed, is it too early to know if the fitting of golf clubs is going to benefit the sale of golf clubs? People come in and find they can get fitted, they’re more likely to buy the club?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO

Well, it — Hardy, we do feel that. And it’s still early. We’re — we don’t have this rolled out to all of the stores yet. That will be in another couple of weeks, we’ll have gone through the entire training of all 300-plus stores.
But the early indications are in the month of February, people who we took back and fitted, 72% of those fittings were converted into sales. And I don’t have a breakdown between what was irons and what were woods, but 72% of the people that went through the fitting process, whether it be for irons or woods were converted into a sale.

Hardy Bowen - Arnhold & Bleichroeder — Analyst
So that sounds pretty good.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Yes. We’re pretty pleased kind of right off the first tee, so to speak, no pun intended, but we’re — we’re pretty pleased with that.

Hardy Bowen - Arnhold & Bleichroeder — Analyst
Okay. And The Lodge business was strong during this quarter, can you talk about that? As to why that would have been? I would have thought lack of snow would not have helped the hunting business?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Well, it was — I think it could have been better if we would have had snow, for sure. But as you know, we’ve never tried to hide behind the weather, and the merchandising groups, the marketing groups, our store operations groups, everybody has just done a very good job. The Lodge has been a real focus of our company, and we’re pleased to announce that in a difficult environment for that business, that we were able to produce positive results again.

Hardy Bowen - Arnhold & Bleichroeder — Analyst
Okay. Very good.

Operator
And the next question comes from the line of Jim Duffy with Thomas Weisel Partners. Please proceed.

Jim Duffy - Thomas Weisel Partners — Analyst
Thank you. Good morning. A couple of questions. Any updated thoughts on your strategies in the snow sports category? Is that a category you expect to continue with, or change your merchandise mix in that category at all?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
We are going to make some changes on the snowboard side of the business. The Alpine side of the business, we’re not going to make any meaningful change. But on the snowboard side, we’re going to move that from about 35 stores, 40 stores to about 75 stores this year.

Jim Duffy - Thomas Weisel Partners — Analyst
Okay. So the lack of snow didn’t spook you away from the category at all?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
It didn’t. The snowboard category did — we’re very pleased with the snowboard category. The Alpine category, as we said, was something we’re continuing to try to work through and understand and do a better job in.
And — and we did do a very good job. We were pleased with the Alpine results, but we’re going to expand the snowboard group faster than the Alpine group.

Jim Duffy - Thomas Weisel Partners — Analyst
Okay, very good. And then relative to your real estate strategy, how are you finding the terms on real estate deals and the availability of quality real estate?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Availability of quality real estate, we’ve — we still have kind of our pick of the litter as people are looking to develop their centers, the first electronics guy they call is Best Buy, the first home goods guy they call is Bed Bath & Beyond, and the first sporting goods guy they want is us. So we get a look at everything. We do see a bit of the upward pressure on the real estate, but nothing — nothing too severe, but we are definitely seeing some upward pressure on the cost of new real estate.

Jim Duffy - Thomas Weisel Partners — Analyst
And then, any change in your mix of back fills versus entries into new markets in 2007?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
No. No, it’s going to continue to be a blend of infilling markets we’ve already got a presence, but also adding new markets to that portfolio, so we’ve got future infills.

Jim Duffy - Thomas Weisel Partners — Analyst
What do you expect the mix to be, Mike?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
It is about 33% new markets, and the remainder infills.

Jim Duffy - Thomas Weisel Partners — Analyst
Very good. Thanks. And nice quarters, guys.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Thank you.

Operator
And the next question comes from the line of Kate McShane with Citigroup. Please proceed.

Kate McShane - Citigroup — Analyst
Hi, good morning. Thank you. Can you quantify for us how much of your comp number or same-store sales number included any market share gains, and did you see a meaningful increase in your golf business during December because of the warmer weather? And finally, an unrelated question back to Golf Galaxy, have you accelerated the Golf Galaxy store growth? I think management had been guiding more teen store growth when they last reported a couple quarters ago?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
I’m just writing down your question —

Kate McShane - Citigroup — Analyst
Oh, sorry.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
It’s alright. Market share, it’s difficult to say what our market share gain was. We do believe that the fourth quarter was a bit more of a difficult market for a couple reasons and we had a solid comp store sales gain on top of the solid comp gain from the year before, so we do believe that we picked up market share, can’t quantify what that is.
As far as the golf business goes, we did have our golf business was good in the month of December. We were pleased with that. Although we do think that there was some people holding back on drivers waiting to get a sense of these square drivers, the Nike Sumo Squared and the Callaway FTI driver.
So that had a bit of a negative impact on the golf business, but still we had a positive comp in golf. And the acceleration in Golf Galaxy, they had always indicated approximately 16 stores that they would open in the — this year and we’re right about that number. We’re not accelerating the Golf Galaxy growth appreciably at all.

Kate McShane - Citigroup — Analyst
Okay, thank you.

Operator
And the next question comes from the line of Mitch Kaiser with Piper Jaffray. Please proceed.

Mitch Kaiser - Piper Jaffray & Co. — Analyst
Thanks, guys. A quick question, could you comment on the — the funding of the Golf Galaxy acquisition, how much was cash and how much was borrowing?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
$76 million of the $226 million was cash on hand, with the remainder coming from borrowed funds.

Mitch Kaiser - Piper Jaffray & Co. — Analyst

Okay. And then you talked about that you’re going to report a separate Golf Galaxy comp, so the 2% comp guidance for the full year is blended then? And if it is, could you comment what you think between Dick’s versus Golf Galaxy?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
No. We’re looking at that as — the Dick’s number right now is what we called out, we don’t have a Golf Galaxy number yet. We’re — we’re willing to guide out there yet, as we’ve only owned them for a couple weeks and we want to get in and better understand what’s going on in the business. We will provide in retrospect what their comps were on a quarterly basis.

Mitch Kaiser - Piper Jaffray & Co. — Analyst
Okay, fair enough.

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
And I’d also like everybody to remember that although we’re excited about the Golf Galaxy acquisition, this is less than 10% of our sales, earnings, and assets. It’s important strategically, but it’s not — it’s not that meaningful to the overall business.

Mitch Kaiser - Piper Jaffray & Co. — Analyst
Okay. I guess I won’t ask another question about them. Well, maybe I will.
Can you talk about your negotiations with vendors on the golf side? Did you have them long enough where you could have conversations and maybe exert some of your leverage on them at this point? I think relative to your next biggest competitor on golf, you’re going to be 2.5 to almost 3 times bigger.

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
We really haven’t done that yet. We’re going through the vendor matrix and synching them up between the two companies. We haven’t had an opportunity to do that yet.

Mitch Kaiser - Piper Jaffray & Co. — Analyst
Okay. Thanks, good luck.

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
Thank you.

Operator
And the next question comes from the line of Nancy Hoch with JPMorgan. Please proceed.

Nancy Hoch - JPMorgan Chase & Co. — Analyst
Thank you. Mike, I think you mentioned that excluding options you saw about 10 basis points of leverage on SG&A in the quarter on the 2% comp. And I was just wondering if that was — if consistently going forward we can expect to see leverage on the 2%, or is there something optical about the 53rd week?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
The 53rd week did help with the leveraging, and we haven’t applied any numbers to that, but just the extra week of sales would directionally have added to that. It would have leveraged anyway.

Nancy Hoch - JPMorgan Chase & Co. — Analyst
Okay. And then can you give us any color on your expectations for the footwear category in 2007? Are you seeing the headwinds dying down from classics? And is there any newness ahead in the year that could provide a little upside and excitement in that category?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
We’re still seeing some — we’re still seeing some upside in the Nike Plus enabled shoes. Classics, we’ve never really — we’ve never played that heavily in the fashion side of the business, which I would include classics in the fashion business. We’ve always stayed focused on that core athlete and outdoor enthusiast. So we’re — we continue to be pretty positive about our athlete footwear business.

Nancy Hoch - JPMorgan Chase & Co. — Analyst
Great. And any comments on the quarter to date comp trend, where you’re seeing strengths versus where there might be surprises versus a little bit of weakness?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
We’ll continue to be consistent — we don’t talk about a quarter when we’re in it. We provide the guidance for the quarter, but won’t talk specifically about the quarter until after it’s completed and we’ll have our first — our first quarter earnings call.

Nancy Hoch - JPMorgan Chase & Co. — Analyst
Okay, fair enough. And then just one last question. Any thoughts on Nike’s — Nike’s rollout of some stand-alone stores, how that might impact your business going forward?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
We’re still trying to assess that, so I really can’t comment.

Nancy Hoch - JPMorgan Chase & Co. — Analyst
Okay, great. Thank you.

Operator
And the next question comes from the line of Jim Chartier with Monness, Crespi. Please proceed.

Jim Chartier - Monness, Crespi & Hardt — Analyst
Good morning. I was wondering if you can talk a little bit about your advertising spend? It seems like every time I turn on ESPN, I see a commercial for you. Did you increase your advertising spend in the quarter and was there a shift in advertising towards TV? Just your thoughts on that.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Yes, we — I’m glad to see that you’re seeing the commercials. It’s not an overall increase in advertising or marketing costs. What we’ve done is we’ve reallocated some costs out of the Sunday circular program with kind of the decline of readership and have reallocated that into TV, primarily ESPN and The Golf Channel and you can see with our results, it’s been working. We’re very pleased with our partnership with both ESPN and The Golf Channel.

Jim Chartier - Monness, Crespi & Hardt — Analyst
Was there any particular moment in ‘06, where you started that shift, so we should continue to to see a benefit for a couple of quarters in ‘07?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Yes. We started it in the third quarter — we started some stuff in the third quarter of ‘06, continued into the fourth quarter, and it’s a shift that we expect to continue and you’ll see us more on TV and a bigger spend digitally than we’ve done in the past.

Jim Chartier - Monness, Crespi & Hardt — Analyst
Great. Can you talk about your — it looks like you’re pushing into soccer with the naming rights in Colorado. Can you give us your thoughts on the soccer category going forward?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
We’re very bullish on soccer and have been for a while. Last year we took a big stand in soccer, a bigger stand in soccer product, broadening our assortment very meaningfully and increasing our average unit retail. And I don’t have those numbers off the top of my head, but at the — in our third quarter call last year, we talked about how successful that was. And we think that soccer’s time has come in the United States and we want to be the main player in soccer. And kind of what we’ve put together here is indicative of our aggressive nature toward the soccer business.

Jim Chartier - Monness, Crespi & Hardt — Analyst
Great. And one last question. What are your plans for Umbro within the stores?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
We’re excited about the Umbro agreement we’ve put together. That will be a part of our private label program here in the United States, and we’ll position Umbro as an authentic soccer brand, positioned slightly below Nike and Adidas, but we think it will be — it’s a terrific quality product. The people from Umbro, the parent Umbro were in and took a look at our products and were very enthusiastic and actually wanted to take some of this product and sell it in some of the other countries, including the — the Americas.

Jim Chartier - Monness, Crespi & Hardt — Analyst
When is that going to be in the stores?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
That’ll be in the stores sometime, the end of the second quarter in time for the back to school and kick off for the soccer season.

Jim Chartier - Monness, Crespi & Hardt — Analyst

Great. Thanks a lot.

Operator
And the next question comes from the line of Chris Svezia with Susquehanna Financial Group. Please proceed.

Christopher Svezia - Susquehanna Financial Group — Analyst
Thank you. Ed, I was just wondering if you could add a little color with regard to the exercise category during the fourth quarter, just in terms of why that was weak for you for you guys during the fourth quarter. I know you had some success in ellipticals.
I guess secondarily, on a product side, can you just maybe just add some color on what’s going on with your women’s footwear business? I think in the past it’s been a little soft, just wondered if that rebounded for you in the quarter.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
I’ll talk to you about the fitness business, we won’t get as granular as the women’s business. Although I will tell you that the trend is not changed meaningfully in the women’s footwear business. On the fitness side, this business has historically been somewhat cyclical, where you can be — you can have a couple of positive years and then there’s usually a year that it can be a bit more difficult.
This was a year that it was a bit more difficult. The transition from treadmills into ellipticals. The ellipticals did very well, treadmills didn’t do as well as we had expected. There were some issues in the strength category, and overall the fitness business was just a little bit weaker than we anticipated, and — but we’ve been through this before.
It’s a cyclical business and we’ll ride the cycle — we’ll ride the cycle down as far as we need to and it will come back up. That’s the nice thing about our business is that we’re not just one dimensional, we’ve got a number of different dimensions to our business. So as — if the fitness business is cycling down, there’s another business cycling up, whether it be the apparel business, the soccer business, the golf business.
We’ve been fortunate to be able to blend our business so that overall we can still move it forward in a positive direction.

Christopher Svezia - Susquehanna Financial Group — Analyst
Are the margins, Ed, in that category, fitness, were they unplanned for the fourth quarter? Were you pleased? Any — and I guess there’s no, given the cyclicality of the business, are there any changes you can make from a product perspective, or anything you can do to kind of improve the business, or is it just being consumer led?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
I think your margin question was, there was no meaningful erosion to the margins. There were relatively equal to last year. We are restrategizing the business, taking a look at some of the things that — doing some things differently.
I prefer not to get into the specifics of those because of competitive reasons, but as we move into next year, you’ll see some different things — you’ll see some different things in our fitness business that we’re pretty excited about.

Christopher Svezia - Susquehanna Financial Group — Analyst
Okay, fair enough. And two other quick questions if I may. Just on private label, quickly, you’ve had very strong success there in improving that. And I think in the past you’ve talked roughly about 15% of the Dick’s business being in private label. And it looks like you could potentially begin to eclipse that. Any thoughts on what that could be and where the opportunities could still be?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO

We’re looking at that right now. We always indicated that when we got to the 15%, that would be a checkpoint, that we would then take a look and see where we’re at, how much bigger it can grow, how we can — what we can do from a private label standpoint. We are getting close to that and we’re going through that work right now. So other than that, that’s the most I can comment on it.

Christopher Svezia - Susquehanna Financial Group — Analyst
That’s fair. Then just lastly on the real estate front, given the number of stores you’re opening, you said roughly 33% are in new markets. I wonder if you can quantify how many will be in the Pacific Northwest in 2007, and how close, if any, if you do any in the Pacific Northwest will they be close to an existing Sports Authority?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Right now there’ll be one in the Pacific Northwest, which will be in Portland, Oregon.

Christopher Svezia - Susquehanna Financial Group — Analyst
Okay.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
And I would suspect that anything we do in the Pacific Northwest will be the same — it will be no different in distance from a Sports Authority or a G.I. Joe’s or anybody else. And historically what we’ve done in Chicago, or Minneapolis, or Georgia.

Christopher Svezia - Susquehanna Financial Group — Analyst
Okay. Can you give me an idea when that store opens, roughly?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
We’re — we’re still working through some timing of it, but it will probably be in the — maybe the first quarter of ‘08.

Christopher Svezia - Susquehanna Financial Group — Analyst
Oh, okay. Alright. Thank you very much, Ed. I appreciate it.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Sure.

Operator
And the next question comes from the line of Sujata Shekar with CIBC World Markets. Please proceed.

Sujata Shekar - CIBC World Markets — Analyst
Yes, thank you. Could you comment on the third distribution center, then, given the slightly higher new percentage of new stores and new markets?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
We’re currently in final review of that third distribution center. It’s looking like it’s in the southeast — it is in the southeast part of the country. It’s down to two states and we should be in a position to stay something more substantial about it in a few months.

Sujata Shekar - CIBC World Markets — Analyst
So it would be included in the Capex guidance for ‘07?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
Yes.

Sujata Shekar - CIBC World Markets — Analyst
Okay. And then second, are you in the current quarter seeing opportunity to increase inventory in any particular categories to take advantage of share opportunities there?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
Nothing meaningfully. We’ll be — continue to be aggressive in the golf business and the baseball business and the apparel business, but there’s nothing meaningful like what we did last year. We feel that we’ve got the right amount of inventory. We learned a lot from the program we put together last year and we don’t see any meaningful difference this year.

Sujata Shekar - CIBC World Markets — Analyst
I was curious, in 2006 for the year just ended, was there any significant change in the mix of merchandise? Was apparel higher, was it the same versus hardlines and footwear?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
The mix was not meaningfully different it — between footwear, apparel, and hardlines. There wasn’t a big difference.

Sujata Shekar - CIBC World Markets — Analyst
And do you expect it to continue to be the same in ‘07 as well?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
We do.

Sujata Shekar - CIBC World Markets — Analyst
Okay. And then just one last clarification on Golf Galaxy, did you mention that their same-store sales were flat for the year?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
I did. I said their same-store sales for the year were relatively flat.

Sujata Shekar - CIBC World Markets — Analyst
Okay, thank you.

Operator
And the next question comes the from line of Jeff Sonnek with FBR. Please proceed.

Jeffrey Sonnek - Friedman, Billings, Ramsey Group, Inc. — Analyst
Thank you. Can you quantify the traffic ticket for the quarter, please?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Go ahead.

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
For the quarter, average sales was up about 1% with $60 and our traffic was up about the same amount.

Jeffrey Sonnek - Friedman, Billings, Ramsey Group, Inc. — Analyst
And then, looking at your guidance of plus 2% for the year, does that, with this calendar shift that’s going on here, does that imply negative comps in the back half of the year?

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
It does, most — mostly in the third quarter.

Jeffrey Sonnek - Friedman, Billings, Ramsey Group, Inc. — Analyst
Okay. Great. Thank you.

Michael Hines - Dick’s Sporting Goods, Inc. — EVP, CFO
Sure.

Operator
And we have a follow up from the line of Sean McGowan with Webush Morgan. Please proceed.

Sean McGowan - Wedbush Morgan Securities, Inc. — Analyst
Yes. Can you comment at all on the — how the sales trended throughout the quarter as the weather bounced around?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO

It would be as you — we haven’t done that in particular, but it wouldn’t be any different than you would have expected. The last few weeks of January it got cold, we sold a lot of cold weather merchandise.

Sean McGowan - Wedbush Morgan Securities, Inc. — Analyst
Okay, thank you.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Sure.

Operator
And we have a follow up from the line of Dan Wewer with Raymond James. Please proceed.

Dan Wewer - Raymond James & Associates — Analyst
Just a follow-up on the same-store sales outlook of 2%. That would place you at the low end of the industry’s historic growth, which has been averaging about 3%. And recognize you have a difficult comparison in the first quarter from the Steeler’s win a year ago, but what else is influencing your thought on growth at the low end of what the industry historically has achieved?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Well, I think that — I wouldn’t just characterize the first quarter as difficult. Our first quarter was 6.5% last year, our second quarter was 6.5%, our third quarter was 8.9%, and we came in at 2% in the — this quarter, for an overall number of 6% for the year. So I would — the whole year is a fairly difficult comparison.
In our guidance, we did get a pretty meaningful pick up from the Colt’s and the Bear’s, their Super Bowl run. We can’t count on — we can’t count on having two Super Bowl teams with the number of stores that we have in each of those markets next year. If it was San Diego and Seattle next year, we have no stores in either of those markets.
So we have to — from a guidance standpoint, we have to take a look and — of what’s possible, but 2% on top of the 6% that we have, that’s an 8% two-year average and a 4% average over the two years. And I think that’s pretty meaningful.

Dan Wewer - Raymond James & Associates — Analyst
And then, a related question. I know that in prior quarters the former Gaylan stores have been achieving same-store sales growth at a slower rate than stores at Greenfield as at Dick’s. Are we continuing to see that trend, or is that gap beginning to narrow?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Right now, we’re not seeing much of a gap between the two stores, between the two concepts. That gap gets more and more difficult to look at as we continue to cannibalize more and more of the Gaylan stores.
Where we had three stores in Minneapolis, we’ll have by the end of this year we’ll have six. We have seven stores in Chicago, by the end of this year, we’ll have 14. We had three stores in Atlanta, by the end of this year we’ll have six or seven. So it’s — it’s getting to be a less meaningful number to even look at.

Dan Wewer - Raymond James & Associates — Analyst

Okay. Then the final question I had was on the expansion into the southeast. And I believe we have two stores now in Florida. Of the — I guess the 15 stores opening in new markets next year, about how many of those will open in Florida?

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
There’s probably — this year in Florida we’ll probably open — we’ve got a third one in Florida right now. There’ll be roughly five or six stores that will open in Florida this year.

Dan Wewer - Raymond James & Associates — Analyst
Great. Thanks.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
You’re welcome.

Operator
This does conclude the question-and-answer session. I would like to turn it back to management for closing remarks. Mr. Stack, over to you.

Edward Stack - Dick’s Sporting Goods, Inc. — Chairman, CEO
Thank you. Again, I’d like to thank everyone for joining us on our fourth quarter call. We are very pleased that we’re able to beat earnings expectations again. And look forward to seeing everyone on our first quarter call. Thank you.

Operator
Ladies and gentlemen, this does conclude the presentation. You may now disconnect. Thank you very much and have a good day.